AMENDMENT NO. 15
TO
INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement between The AAL Mutual Funds and AAL Capital Management Corporation (f/k/a AAL Advisors, Inc.), effective November 28,1990, is hereby amended, effective July 17, 2001, as follows:

  Schedule A attached to the Investment Advisory Agreement is modified to add The AAL Small Cap Value Fund.

A revised Exhibit A, effective as of the date of this Amendment No. 15 is attached and incorporated herein.
IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of July 17, 2001.

ATTEST:                                     THE AAL MUTUAL FUNDS

By: /s/Frederick D. Kelsven                 By: /s/Robert G. Same
    --------------------------                  ----------------------------
    Frederick D. Kelsven                        Robert G. Same

ATTEST:                                     AAL CAPITAL MANAGEMENT
                                            CORPORATION

By: /s/Frederick D. Kelsven                 By: /s/Robert G. Same
    --------------------------                  ----------------------------
    Frederick D. Kelsven                        Robert G. Same

EXHIBIT A
TO
THE AAL MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT
Dated November 28, 1990

  The AAL Capital Growth Fund (effective September 1, 2000)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $500 million of average daily net assets, 0.575 of 1% on the next $500 million of average daily net assets, and 0.50 of 1% on the next $4 billion of average daily net assets, and 0.45 of 1% of average daily net assets over $5 billion.

  The AAL Bond Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

  The AAL Municipal Bond Fund (effective September 1,1998)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily assets.

  The AAL Money Market Fund (effective date December 21, 1990)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1 % on the first $500 million of average daily net assets and 0.45 of 1 % of average daily net assets over $500 million.

  The AAL U.S. Government Zero Coupon Target Fund, Series 2001 (effective November 13,1991)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1 % of average daily net assets.

  The AAL U.S. Government Zero Coupon Target Fund, Series 2006 (effective November 13, 1991)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1 % of average daily net assets.

  The AAL Mid Cap Stock Fund (effective September 1, 2000)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets, 0.65 of 1 % of average daily net assets of the next $800 million, and, 0.60 of 1% of average daily net assets over $1 billion

  The AAL Equity Income Fund (f/k/a Utilities Fund) (effective September 1,1998)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

  The AAL International Fund (effective November 1,1998)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $50 million of average daily net assets and .60 of 1% of average daily net assets over $50 million.

  The AAL Small Cap Stock Fund (effective September 1,1998)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1 % on the first $200 million of average daily net assets and 0.65 of 1 % of average daily net assets over $200 million.

  The AAL High Yield Bond Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

  The AAL Balanced Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

  The AAL Large Company Index Fund (effective December 31, 1999)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.

  The AAL Mid Cap Index Fund (effective December 31, 1999)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.20 of 1% of average daily net assets over $50 million.

  The AAL Bond Index Fund (effective December 31, 1999)

  The management fee for this Fund, calculated in accordance with paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1 % on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.

  The AAL Large Company Index Fund II (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1 % of average daily net assets.

  The AAL Mid Cap Index Fund II (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1 % of average daily net assets.

  The AAL Small Cap Index Fund II (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1 % of average daily net assets.

  The AAL Aggressive Growth Fund (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.80 of 1% on the first $100 million of average daily net assets, 0.75 of 1% of daily net assets over $100 million but less than $500 million, and 0.70 of 1 % of average net assets over $500 million.

  The AAL Technology Stock Fund (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1 % on the of average daily net assets.

  The AAL Small Cap Value Fund (effective July 17, 2001)

  The management fee for this Fund, calculated in accordance with paragraph 5 of the AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.70 of 1% of the average daily net assets.